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                                                                   Exhibit 23(a)

                      [LETTERHEAD OF MORRISON AND SMITH]

December 18, 1996

Board of Directors
Security Federal Bancorp, Inc.
2301 University Boulevard
Tuscaloosa, AL 35401

     We consent to incorporation by reference in this Annual Report (Form 10-K) of Security Federal Bancorp, Inc., of our report dated November 14, 1995, relating to the consolidated statements of financial condition of Security Federal Bancorp, Inc., and Subsidiary, as of September 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the two year period ended September 30, 1995, which appears in the 1996 Annual Report to the Stockholders of Security Federal Bancorp, Inc.

                                                    /s/ Morrison and Smith
                                                    MORRISON AND SMITH
                                                    Certified Public Accountants